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EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of Crdentia Corp. (the "Company") on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James J. TerBeest, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.
the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

This Certification has not been, and shall not be deemed, "filed" with the Securities and Exchange Commission.

Dated: March 31, 2008	By:	/s/ JAMES J. TERBEEST James J. TerBeest Chief Financial Officer

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  EXHIBIT 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002